Exhibit 99.1

HIGHLANDS REIT, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2019
(Amounts in thousands, except share and per share amounts)
The following unaudited pro forma condensed consolidated balance sheet is presented assuming the disposition of the Lincoln Center, which was completed on June 21, 2019. This unaudited pro forma condensed consolidated balance sheet should be read in conjunction with our unaudited pro forma condensed consolidated statements of operations appearing herein and our historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the three months ended March 31, 2019. This unaudited pro forma condensed consolidated balance sheet is not necessarily indicative of what the actual financial position would have been had we completed this transaction on March 31, 2019, nor does it purport to represent our future financial position.

	Highlands REIT Historical (a)	Adjustments for the disposition of Lincoln Center (b)		Pro Forma Total

Assets
Investment properties
Land	$75,999	$(11,000)		$64,999
Building and other improvements	257,012	(59,547)		197,465
Construction in progress	41	(13)		28
Total	333,052	(70,560)		262,492
Less accumulated depreciation	(75,236)	25,513		(49,723)
Net investment properties	257,816	(45,047)		212,769
Cash and cash equivalents	99,990	52,604	(c)	152,594
Restricted cash and escrows	3,695	—		3,695
Accounts and rents receivable (net of allowance of $1,156)	6,494	(1,959)		4,535
Intangible assets, net	467	(11)		456
Deferred costs and other assets	4,212	(415)		3,797
Total assets	$372,674	$5,172		$377,846
Liabilities
Debt, net	$74,871	$—		$74,871
Accounts payable and accrued expenses	7,883	(846)		7,037
Intangible liabilities, net	2,890	(1,951)		939
Other liabilities	2,020	9,869	(d)	11,889
Total liabilities	87,664	$7,072		$94,736
Stockholders’ Equity
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 875,589,393 shares issued and outstanding as of March 31, 2019	8,756	—		8,756
Additional paid in capital	1,408,828	—		1,408,828
Accumulated distributions in excess of net income	(1,132,574)	(1,900)	(d)	(1,134,474)
Total stockholders’ equity	285,010	(1,900)		283,110
Total liabilities and stockholders' equity	$372,674	$5,172		$377,846

HIGHLANDS REIT, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2019
(Amounts in thousands, except share and per share amounts)
The following unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2019 is presented assuming the disposition of Lincoln Center had occurred as of January 1, 2018. This unaudited pro forma condensed consolidated statement of operations should be read in conjunction with our unaudited pro forma condensed consolidated balance sheet appearing herein and our historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the three months ended March 31, 2019. This unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of what the actual results of operations would have been had we completed this transaction on January 1, 2018, nor does it purport to represent our future operations.

	Highlands REIT Historical (aa)	Adjustments for the disposition of Lincoln Center (bb)		Pro Forma Total

Revenues
Rental income	$10,141	$(2,238)		$7,903
Other property income	116	5		121
Total revenues	$10,257	$(2,233)		$8,024
Expenses				—
Property operating expenses	1,904	(726)		1,178
Real estate taxes	1,306	(295)		1,011
Depreciation and amortization	2,730	(586)		2,144
General and administrative expenses	4,383	—		4,383
Total expenses	$10,323	$(1,607)		$8,716
Loss from operations	(66)	(626)		(692)
Interest income	369	—		369
Interest expense	(758)	—		(758)
Net loss	$(455)	$(626)		$(1,081)
Net loss per common share, basic and diluted	$0.00	$0.00	(cc)	$0.00
Weighted average number of common shares outstanding, basic and diluted	873,379,003			873,379,003

HIGHLANDS REIT, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2018
(Amounts in thousands, except share and per share amounts)
The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2018 is presented assuming the disposition of Lincoln Center had occurred as of January 1, 2018. This unaudited pro forma condensed consolidated statement of operations should be read in conjunction with our unaudited pro forma condensed consolidated balance sheet appearing herein and our historical financial statements and notes thereto as filed in our annual report on Form 10-K for the year ended December 31, 2018. This unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of what the actual results of operations would have been had we completed this transaction on January 1, 2018, nor does it purport to represent our future operations.

	Highlands REIT Historical (aa)	Adjustments for the disposition of Lincoln Center (bb)		Pro Forma Total

Revenues
Rental income	$34,966	$(5,407)		$29,559
Tenant recovery income	7,795	(3,474)		4,321
Other property income	748	(30)		718
Total revenues	$43,509	$(8,911)		$34,598
Expenses				—
Property operating expenses	8,892	(3,097)		5,795
Real estate taxes	5,028	(1,150)		3,878
Depreciation and amortization	12,178	(2,294)		9,884
General and administrative expenses	12,603	—		12,603
Provision for asset impairment	4,667	—		4,667
Total expenses	$43,368	$(6,541)		$36,827
Gain on sale of investment properties	27,863	—		27,863
Income from operations	$28,004	$(2,370)		$25,634
Interest income	497	—		497
Loss on extinguishment of debt	(1,199)	—		(1,199)
Other income	30	—		30
Interest expense	(2,559)	—		(2,559)
Income before income taxes	$24,773	$(2,370)		$22,403
Income tax benefit	155	—		155
Net income	$24,928	$(2,370)		$22,558
Net income per common share, basic and diluted	$0.03	$0.00	(cc)	$0.03
Weighted average number of common shares outstanding, basic and diluted	871,177,934			871,177,934

HIGHLANDS REIT, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Balance sheet adjustments

(a)	Represents the historical condensed consolidated balance sheet as of March 31, 2019.

(b)	Reflects the elimination of the assets and liabilities of the Property as of March 31, 2019.

(c)	Reflects receipt of cash consideration at the closing of the disposition.

(d)
Reflects the change in net assets arising from the disposition of the property, net of any estimated gain on disposition. This change has not been reflected in the pro forma condensed consolidated statements of operations because it is considered to be non-recurring in nature. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the agreement.

2. Income statement adjustments

(aa)	Reflects the Company's historical condensed consolidated statement of operations for the three-month period ended March 31, 2019 and for the year ended December 31, 2018.

(bb)
The pro forma adjustments reflect the disposition of the Property for the three-month period ended March 31, 2019 and for the year ended December 31, 2018 as if the Property was disposed of on January 1, 2018.

(cc)
Pro forma income per share attributable to common shareholders basic and diluted is calculated by dividing pro forma condensed consolidated net income allocable to common stockholders by the number of weighted average shares of common stock outstanding for the three-month period ended March 31, 2019 and for the year ended December 31, 2018.

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